UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (June 24, 2024)

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 1271 Avenue of the Americas
New York, New York 10020
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

In September 2022, American International Group, Inc. (“AIG” or "we") closed on the initial public offering (the "IPO") of Corebridge Financial, Inc. ("Corebridge"), the holding company for AIG’s former Life and Retirement business. Corebridge is traded on the New York Stock Exchange under the ticker symbol “CRBG." As of June 9, 2024 (the “Deconsolidation Date”), AIG held 48.4 percent of the outstanding common stock of Corebridge. On the Deconsolidation Date, AIG met the requirements for the deconsolidation of Corebridge for accounting purposes due to AIG’s decision to waive its right to majority representation on the Corebridge Board of Directors (the “Board”) and the resignation of one of AIG’s designees from the Board.

After the Deconsolidation Date, the historical financial results of Corebridge, for all periods presented, are reflected in AIG’s condensed consolidated financial statements as discontinued operations in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). Accordingly, after the Deconsolidation Date: (i) AIG has elected the fair value option and will reflect its retained interest in Corebridge as an equity method investment using Corebridge’s stock price as its fair value, (ii) dividends received from Corebridge and changes in its stock price will be a component of net investment income in AIG’s US GAAP condensed consolidated financial statements and (iii) AIG’s adjusted pre-tax income will include Corebridge dividends and exclude changes in the fair value of Corebridge’s stock price.

As a result of the deconsolidation of Corebridge, we will no longer present the Life and Retirement segment in its entirety and will no longer include asset management within the Other Operations segment. Previously reported results for the General Insurance segment were not impacted by the deconsolidation of Corebridge. The selected financial information attached hereto as Exhibit 99.1 provides financial information to reflect:

1.AIG’s historical Consolidated Statement of Operations with Corebridge as discontinued operations so that the recasted income(loss) from continuing operations solely represents the results of the remaining operations of AIG.

2.AIG’s historical adjusted pre-tax income and adjusted after-tax income excluding discontinued operations, consistent with AIG’s definitions of adjusted pre-tax income and adjusted after-tax income. The recasted adjusted pre-tax income and adjusted after-tax income solely represent the results of the remaining operations of AIG.

3.The historical results of the Other Operations segment excluding Corebridge so that the recasted results solely represent the results of the remaining operations of AIG. Note that the recasted results of the Other Operations segment remove Corebridge’s corporate expenses, interest expense and asset management business (and related consolidations and eliminations) and include the results of certain legacy life reinsurance arrangements that were previously included in the Life and Retirement segment.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Selected Financial Information Reflecting Treatment of Corebridge Financial, Inc. as Discontinued Operations.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
99.1	Selected Financial Information Reflecting Treatment of Corebridge Financial, Inc. as Discontinued Operations.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: June 24, 2024	By:	/s/ Christina Banthin
		Name:	Christina Banthin
		Title:	Senior Vice President and Corporate Secretary